UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM8-K/A-2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

INFRASTRUCTURE DEVELOPMENTS CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52936 (Commission File Number)	27-1034540 (IRS Employer Identification No.)

299 S. Main Street, 13th floor, Salt Lake City, Utah  84111

 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 488-2006

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

?          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

?          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

?          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

?          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1A.  ...................................................................................................... Risk Factors      18

Item 2.  . Financial Information ................................................................................... 21

................... Selected Financial Data............................................................................. 21

................... Management’s Discussion and Analysis of Financial Condition

             ......      and Results of Operations.................................................................... 22

................... Quantitative and Qualitative Disclosures about Market Risk..................... 24

Item 3. .............................................................................................................. Properties      24

Item 4. .................... Security Ownership of Certain Beneficial Owners and Management      25

Item 5. .......................................................................... Directors and Executive Officers      25

Item 6. ...................................................................................... Executive Compensation      29

Item 7. ....... Certain Relationships and Related Transactions, and Director Independence      30

Item 8.  . Legal Proceedings.......................................................................................... 30

Item 9.    ........ Market Price of and Dividends on the Registrant’s Common Equity

Item 14.  ........ Changes in and Disagreements with Accountants on Accounting

Item 5.02      Departure of Directors or Principal Officers; Election

                        of Directors; Appointment of Principal Officers.............. 34

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.. 35

As used in this current report unless otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer to Infrastructure Developments Corporation. The term “Orbis” refers to Orbis Real Estate.

FORWARD-LOOKING STATEMENTS

Statements contained in this current report, with the exception of historical facts, are forward-looking statements. A safe-harbor provision may not be applicable to the forward looking statements made in this current report. Forward-looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

•         our anticipated financial performance;

•         uncertainties related to the real estate industry;

•         our ability to generate revenue from operations or gains on investments;

•         our ability to raise additional capital to fund cash requirements for operations;

•         the volatility of the stock market; and

•         general economic conditions.

In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors.

We wish to advise readers not to place any undue reliance on the forward-looking statements contained in this current report, which reflect our beliefs and expectations only as of the date of this current report. We assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other that is required by law.

We also wish to caution readers that our operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated including the factors set forth in the section entitled “Risk Factors” included elsewhere in this current report.

ITEM 1.01      ENTRY INTO A MATERIAL AGREEMENT

On April 1, 2014, the Company entered into an acquisition agreement (the "Agreement" attached hereto as Exhibit 10) with Sagar Joseph Choran ("Joseph") to acquire all the rights of ownership of Orbis from Joseph in exchange for one hundred and sixty million (160,000,000) shares of the Company's common stock, par value $0.001 per share. The Agreement was approved by the board of directors of the Company on April 1, 2014.

The agreement included a clause binding the Company to provide working capital to Orbis of up to $10,000 per month for a 3 month period of April – June 2014, if required.  The agreement also included a clause binding Orbis to generate a minimum of $20,000 per month in gross commission revenue for this same three month period.  The Company did not provide the working capital, as it was not requested by Orbis.  The Company verbally agreed to lower the minimum commission revenue target due to the fact that Orbis did not request any funding during the period.

The manager of Orbis, Sagar Joseph Choran, has an employment contract approved by the board of directors of the Company that calls for a base salary of approximately $2,100 per month, plus a split of commissions he generates, until June 2016.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 25, 2014, the Company closed the Agreement with Joseph and acquired Orbis as a wholly owned subsidiary.

Orbis is fully licensed by Dubai’s Real Estate Regulatory Authority, and operates out of a centrally located leased office in the TECOM complex adjacent to Dubai Media City and Dubai Internet City. Orbis currently has a manager and a staff of seven multilingual brokers engaged in the business of brokering sales and rentals of all types of property in Dubai, United Arab Emirates.

The financial statements of Orbis and requisite pro forma financial information are attached hereto as Exhibit  99(ii) and 99(iii).

FORM10 DISCLOSURE

ITEM 1.  BUSINESS

Corporate History

The Company was incorporated in Nevada as “1st Home Buy & Sell Ltd.” on August 10, 2006, to operate as a real estate company. On August 31, 2008, the Company ceased all operations to become a “shell” company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and sought to identify a suitable business opportunity. On March 1, 2010, while evaluating possible business combinations, acquisitions or development opportunities, the Company changed its name from “1st Home Buy & Sell Ltd.” to “Infrastructure Developments Corp.”

On April 7, 2010 the Company signed a share exchange agreement to acquire Intelspec International, Inc. (“Intelspec”) in exchange for 14,000,000 shares of its common stock. The acquisition of Intelspec was completed on April 14, 2010, whereby the shareholders of Intelspec acquired 70% of the Company. The closing of the transaction represented a change in control which for financial reporting purposes was characterized as a reverse acquisition or recapitalization of Intelspec. Following the closing, our principal business became that of Intelspec. On April 26, 2010, the Company disclosed the information that would have been required if it were filing a general form for registration of securities on Form 10, as required under Item 2.01(f) of Form 8-K, thereby removing its status as a “shell” company.

The Company effected a six for one forward split of its common stock on June 11, 2010 that increased the Company’s issued and outstanding shares from 20,000,000 to 120,000,000.

Intelspec changed its name to Interspec International, Inc. ("Interspec") pursuant to an out-of-court legal settlement with Intel Corporation on November 21, 2011

On February 6, 2012, the Company made the determination to change its fiscal year end from June 30 to December 31.

On February 4, 2013, the Company authorized the issuance of 9,000,000 of its 10,000,000 available shares of Super Voting Preferred Stock for the settlement of nearly $256,000 in debt. The holders of Super Voting Preferred Stock are entitled to fifty votes for each share of Super Voting Preferred Stock held at each meeting of stockholders of the Company.

On March 31, 2014, stockholders consented in writing to amend the Company's Articles of Incorporation (the "Articles of Amendment") to increase the Company’s authorized shares of common stock from 500,000,000 common shares to 3,000,000,000 shares. The Company subsequently disseminated a Definitive Information Statement. The Articles of Amendment became effective upon filing with the Nevada Secretary of State on June 23, 2014.

During 2014, the Company determined that it had nominal assets and these assets consisted solely of cash, and therefore the Company determined that it became a “shell” company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

On June 25, 2014, the Company closed the Agreement with Joseph and acquired Orbis as a wholly owned subsidiary. The Company authorized the issuance of 160,000,000 shares to Joseph pursuant to the Agreement.

On July 24, 2014, the Company authorized the conversion of 9,000,000 shares of Preferred stock issued on February 4, 2013, to 450,000,000 shares of the Company's common stock.

Our common stock is quoted on the OTCQB electronic quotation system under the symbol “IDVC”.

Overview of Infrastructure Developments Corporation

The Company's current operations consist of marketing efforts for prefabricated housing. The Company’s prefabricated housing business is focused around the marketing and sale of “Wing Houses” in North America, the Middle East and parts of South-East Asia as a distributor pursuant to an agreement with the Renhe Group. The Wing House is a solution for any application requiring low-cost, rapidly-mobile structures. The Company also offers project management services for various types of construction projects in Southeast Asia.

The standard Wing House units are mobile modular prefabricated structures that fold out from standard 40-foot or 20-foot shipping containers to ready-to-use structures, with all baths, water, plumbing, air conditioning, lighting, cable, network and electrical fittings in place. This folding capacity allows a standard 40-foot unit delivered with a 320 square foot footprint to open into an 880 square foot structure in 4 to 5 hours, in a process requiring only basic hand tools and workers capable of following simple instructions.  Any truck and hoisting equipment capable of handling standard shipping containers can transport and place a Wing House.  Since container sizes are standard around the world, this equipment is widely available.  The combination of standard ISO container dimensions and fittings and the ability to quickly unfold into a structure much larger than the original container makes the Wing House extremely economical to ship.  Two or more Wing Houses can be joined end to end or side to side to form larger structures.   Multiple standard floor plan configurations are available and custom plans can be ordered.

While other container-based prefabricated structures are available, they offer final available space equal to that of the original container.  We are aware of no other container-based prefabricated modular structure that shares the ability of the Wing House to open into a structure much larger than the delivered unit.

Wing Houses are rated for extreme temperatures, safe in hurricanes and earthquakes, meet the highest safety and building code standards, and are very economical.  The units use insulation sourced from Bradford Insulation, Australia’s leading insulation brand.  The units carry a 5-star energy use rating and are ideal for use in extreme climates

Wing Houses come in many building configurations and room configurations, and they retail at approximately $45,000-$85,000 ex-port in China.  The Wing House is built in China by Renhe Manufacturing and has been re-branded by the Company.  Renhe has an exclusive worldwide distribution agreement with MKL Asia, a company owned by the original patent holder who is also the principal of Renhe.  MKL Asia has granted a sub-distribution license to the Company and its affiliates to market and sell Wing House in North America, the Middle East region (including Gulf Cooperation Council nations Bahrain, Kuwait, Oman, Qatar, Saudi Arabia, and the United Arab Emirates)and most of Southeast Asia.

Wing Houses are suitable for a wide range of applications, including:

  living and office space
  on site showrooms
  restaurants
  worker accommodation
  forward operations bases

Standard configurations include:

•         3 bedrooms + 1 living room + 1 kitchen + 1 bath + 1 laundry

•         4 bedrooms + 2 kitchens + 2 baths

•         4 bedrooms + 4 baths

•         6 bedrooms + 6 baths

•         8 bedrooms + 4 baths

•         1 classroom + 1 bath + 1 office

•         1 large room

The Wing House is available in configurations specifically optimized for classroom use, wired with high-speed Internet and with computer stations included.

The range of products also includes the newly developed “pop out” 20 and 40 foot rapid deployment units that slide out in minutes and are also pre-fit with all baths and fixtures.

The Company has been involved in managing design/build construction projects in the past in Southeast Asia, namely barracks and other facilities managed for the US Navy.  Operational opportunities in this industry are still being pursued.  On October 20, 2013, the Company was engaged by Sindalan Realty, Inc. ("Sindalan") to manage all planning and construction of a 130 home upscale residential subdivision near the Clark Special Economic Zone, Pampanga, Philippines. Sindalan is waiting for institutional funding and will not start the project until all funding is in place.

Overview of Orbis Real Estate

Orbis Real Estate is a full-service Real Estate broker located in Dubai, United Arab Emirates, handling residential and commercial property transactions. Orbis offices are Al Shafar Tower 1, No 803, Tecom, Dubai, United Arab Emirates. Orbis Real Estate is fully licensed by Dubai’s Real Estate Regulatory Authority (RERA) registration number 12387. Orbis was formed as a sole establishment on August 12, 2014 and received its license to transact real estate brokerage business, sales and rental, on August 18, 2014, by the Government of Dubai, United Arab Emirates, Department of Economic Development.

The Dubai Real Estate Market

Dubaiwas the world’s top performing real estate market through 2013 and early 2014, leading the Global Property Guide’s house price survey for five consecutive quarters.  Residential prices rose 31.57 per cent during the year prior to Q1 2014. UK-based Knight Frank reports that house prices rose 27.7 per cent over the 12 months to March 2014, the fastest pace among the 54 countries tracked by the consultancy’s global house price index.

Some analysts have suggested that this rapid growth surge signals the emergence of a property bubble similar to the one seen in Dubai from 2005-2008. Several factors, however, suggest that while growth will not continue at the pace seen in 2013, there is little reason to suspect that another crash is imminent. First, the price surge is coming from an extremely low base: Dubai’s residential property market dropped roughly 60% in value in 2008-2009 and recovery did not begin in earnest until 2012. Much of the price surge has been driven by the restoration of reasonable value, a contention underscored by comparing property prices in Dubai with those of other equivalent financial and commercial centers in Europe and Asia.

World Property Prices (2012 Q4)
City	US $ / sq ft
Hong Kong	4,570-5,050
London	3,890-4,300
Geneva	2,720-3,010
Paris	2,350-2,600
Singapore	2,340-2,580
Moscow	2,040-2,260
New York	2,030-2,240
Sydney	2,020-2,230
Shanghai	1,820-2,020
Beijing	1,530-1,700
Rome	1,470-1,550
Miami	1,300-1,440
Tokyo	1,240-1,370
Los Angeles	1,210-1,340
Mumbai	990-1,110
Istanbul	880-980
Sao Paulo	660-730
Dubai	520-580
Source: Global Property Guide

Dubai’s competitive pricing is even more pronounced when comparing prices in the luxury category.

Luxury Real Estate Prices (2012 Q4)
City	US $ / sq ft
Hong Kong	11,000
Tokyo	7,600
London	5,500
New York	4,100
Dubai	1,500
Source: Knight Frank

Dubaialso retains strong appeal for medium- to long-term investment buyers, based on perceived potential for value appreciation and, equally important, on high rental yields and a highly favorable tax environment. Dubai imposes no tax on either rental income or capital gain from eventual sale.

World Tax Rates
	Yield	Rental Income Tax	Capital Gains Tax
Dubai	6.63%	0	0
Japan	5.53%	1.7%	15%
Denmark	5.18%	3.67%	24%
Turkey	5.05%	14.61%	0
Russia	3.8%	30%	30%
France	3.63%	10%	33.3%
Hong Kong	3.0%	12.16%	0
Singapore	2.41%	15.13%	0
UK	2.09%	0	23%
120-sq. m. apartments located in premier city centers. Source: Global Property Guide

Dubai’s relative affordability and investment appeal are supported by strong economic and demographic fundamentals and by a regulatory system that has seen significant evolution since the market crash of 2008-2009. The period preceding that crash was distinguished by excessive reliance on real estate and construction. The collapse of those industries led to the development of a more diversified economy that is better insulated from shocks in any single sector.

Sector Share in Dubai GDP (2013 Q2)
Sector	Percentage
Financial projects	12%
Transportation	14%
Real estate	13%
Construction	8%
Manufacturing	16%
Whole sale and retail	29%
Other	8%
Source: Dubai Economic Council

Six years ago, construction and real estate accounted for one-third of the economy, but that figure has now been reduced to 21 per cent. Foreign trade, a key element of Dubai’s economy, has shown consistent growth, from 1.1 trillion dirhams in 2011 to 1.235 trillion in 2012 and 1.329 trillion in 2013. The acceleration of foreign trade underscores Dubai’s role as regional trade and financial hub.

Dubai's Foreign Trade Development
Though end of Q3	AEDbillions
2011	814
2012	918
2013	1,009
Source: Dubai Customs

Dubai’s population growth is a primary driver of long term real estate demand.  A recent Workforce Planning Study commissioned by Dubai International Academic City (DIAC) and conducted by Deloitte claims that Dubai’s construction and real estate sectors are facing a combined manpower shortage of up to 500,000 people heading into 2015, with project managers, design engineers, and civil engineers in acutely short supply.  The shortage has been exacerbated by new green engineering standards and the generally increasing sophistication of these industries, which require increasingly large numbers of well paid professionals.

HSBC Global Research predicts that 90,000 new units will be added to Dubai’s housing stock by 2018, but with the population growing by 100,000 per year and the surging demand for knowledge workers, that’s unlikely to keep pace with demand.

UAE's Projected Population Growth (thousands of people)
	2005	2010	2015	2020
Emirati	990	1,000	1,005	1,010
Expatriate	3,100	3,600	4,000	4,400
Total	4,000	4,600	5,005	5,410
Source: Euromonitor

DubaiStatistics Center’s data shows the non-labor population rose by over seven percent in 2012 and 2013, while the number of households grew by 7.6 per cent in both years, exceeding projected growth levels.

Dubai’s largely expatriate population provides a high rate of real estate turnover, as expatriate workers leave and new ones replace them.  This constant “churning” in the real estate market creates high resale demand and liquidity.

The awarding of Expo 2020 to Dubai is also expected to significantly enhance the real estate business, as the Dubai government is expected to spare no expense to make the event a showcase for the emerging city. The preparation and staging of the event are expected to provide the following quantifiable impacts to the Dubai economy:

•         277,000 new jobs

•         25 million to 100 million new visitors

•         $40 billion injected into the economy

•         $7 billion in capital investment

The event is expected to drive a surge in high-end construction and infrastructure spending.  The major regional contractors will be heavily employed, but there will be literally thousands of consultants, subcontractors, and other companies deeply involved in the process, all of which will need to find living space for the small army of specialists that will be employed for anything ranging from weeks to decades.

The Dubai Real Estate Brokerage Industry

Dubai’s real estate brokerage business is highly fragmented and highly competitive: regional news provider Zawya wrote on Sept 10, 2014 that there are 2238 real estate brokers licensed by Dubai’s Real Estate Regulatory Authority (RERA), which regulates real estate brokers. Unlike the property development industry, which is dominated by publicly traded entities, the brokerage business is dominated by privately held entities that disclose little information about their operations. RERA lists the individual licensed brokers employed by each firm, but does not maintain public data on transactions or revenues per broker.

Review of a randomly selected sample of brokers listed on RERA’s website suggests that roughly 25% of Dubai’s registered real estate brokerage firms employ only a single broker, with roughly 70% employing 3 or fewer. Many of these small brokerages focus on a single niche market focused on a single region or nationality (e.g.. Russian-speaking brokers serving an almost exclusively Russian clientele). Many of these firms rely on a small network of contacts and have little online presence. Firms with 4-9 brokers account for 20% of the total. 9% have 10-30 brokers on staff, while only 1% have over 30. The recognized dominant player, Better Homes, has 12 Dubai offices and over 400 employees. International firms such as Cluttons International, Colliers International, Jones Lang LaSalle, C.B. Richard Ellis and others are active in the market, typically focusing on large scale commercial deal making.

With seven brokers currently on staff, Orbis Realty is among the top 30% of Dubai’s brokerages in terms of size. Planned expansion would move Orbis into the top 10%, though still much smaller than the largest market participants.

Supply and Demand

Global Property Guidereported onJan 20, 2014 that Dubai’s total residential stock stood at 364,000 units. HSBC Global Research predicts that Dubai will see 90,000 new units enter the market by 2018, but states that the market will absorb – fairly easily — the new supply even if the population grows less than 5 per cent per year, substantially below 2012 and 2013 levels. Assuming an average household size of 4.4 (per current Dubai statistics), the report estimates that the Dubai population would need to increase by 300,000 people by 2018 in order to absorb all of the new supply. “This population growth level is well below what we have seen over the past few years,” the bank states, citing Dubai Statistics Centre’s data.

Citi stated recently that at the current pace of population growth, Dubai can absorb on average 25,000 new units per year. Citi Middle East Economist Farouk Soussa stated: “we believe there is scope for the market to absorb further development given the current rate of population growth…“The market is capable of absorbing on average around 25,000 units a year in future to maintain current vacancy rates. Current levels of construction activity, in other words, are not out of line with market fundamentals. Equally importantly, they are not currently creating the kind of distortions to overall economic growth that occurred in the lead up to 2008”.

Relatively subdued construction activity has reduced the number of new units entering the market, sustaining high demand. While construction was at a 15% increase year-over-year between 2006 and 2008, it suffered decreased through 2012, and only saw an approximately one percent increased year-over-year in 2013 (source: Dubai Statistics, Citi Research).

Citi’s report projects an overall picture of supply growing in balance with demand and of gradually declining vacancy rates. Vacancy rates are predicted to reach a low of 8% by 2020 from a recent high of 20% in 2010, with housing demand increasing by 200,000 units in the next six years (source: Dubai Statistics, Jones Lang Lasalle, Citi Research).

Increased Regulatory Oversight

The period leading up to the 2008-2009 crash was characterized by very liberal regulation, which led to aggressive speculation that accelerated the growth of a property bubble. The government of Dubai has moved to confront and address regulatory deficiencies that led to the 2008-2009 crash.  Dubai has adopted new Investor Protection and Corporate Governance laws protecting investors from completion and handover delays and allowing the cancellation of contracts with mandatory refunds if developers fail to deliver.  The laws also require a wide range of disclosures aimed at providing buyers with complete information.  Dubai has instituted a system of mortgage caps designed to reduce speculation and control home prices.

UAE Federal Mortgage Caps (Maximum Loan-To-Value-Ratio)
Property Values	First Home (owner-occupied)	Second Home or Investment Property	Off-Plan Purchase
National
< US$1.36 million	80%	65%	50%
> US$1.36 million	70%	65%	50%
Expatriates
< US$1.36 million	70%	60%	50%
> US$1.36 million	65%	60%	50%
Source: UAE Central Bank, Cluttons.

The single greatest difference between today’s environment and that of 2008 lies in off-plan sales, the flipping of units in unfinished (in some cases unstarted) buildings that was so common in the buildup to the crisis. Control of off-plan sales is a top priority for Dubai’s Real Estate Regulatory, which aims to limit the dependency of developers on investors’ off-plan sales proceeds by ensuring developers make a 100% land payment and put down a 20% construction guarantee as collateral. Developers are also entitled to attach conditions to sales contracts in order to help prevent speculation and flipping, and some now define a period of six months to a year before a property can be resold.

RERA CEO Marwan bin Ghalita has publicly stated that RERA believes that there are too many brokerage firms in Dubai, and the agency is phasing in regulations aimed at reducing the number of active firms, including:

•         The pass mark for the mandatory test for renewal of broker’s license will increase from 75 percent to 85 percent from the start of 2015.

•         Broker cards will be phased out by June 2015, with registration to be linked to an Emirates ID.

•         New brokerage firms will be allowed to employ four agents for the first year and any increases to depend upon the firm’s transaction performance.

•         Agents who have not completed a transaction for anywhere between six to 12 months will receive a letter from RERA warning about their performance and if there is no improvement, RERA will cancel their registration.

Orbis sees these moves as a positive development that will reduce the number of small brokers, assist in the consolidation of the industry, and raise the standard of professionalism in the industry, making Dubai a more attractive destination for real estate investors.

The medium to long term prospects of Dubai’s property market rest upon a range of factors:

•         Affordability relative to other regional centers

•         High rental yields

•         Zero tax on rental income and capital gain

•         A diversified, expanding economy

•         Steadily increasing trade

•         A rising population

•         Regional perception of “safe haven” status

•         An upgraded regulatory structure backed by a government determined not to repeat the mistakes that led to the 2008-2009 crash

It would be unreasonable to expect property prices to continue growing at the pace displayed during 2013 and the first quarter of 2012. Major analysts predict growth continuing at more modest levels: HSBC, for example, has projected that residential property prices in Dubai will rise by 10-15% in 2014. Even at a more moderate pace, there is ample reason to expect a robust and expanding property market in Dubai at least through 2020.

Challenges

Orbis Realty faces challenges common to any highly competitive urban brokerage environment, and challenges that are specific to Dubai.

The basic competitive challenges common to the industry in any highly competitive environment are, in summary, competition to generate unique sale and rental listings, competition for access to buyers, and competition for recruitment and retention of quality staff, particularly experienced licensed brokers.

Orbis also faces challenges unique to the Dubai market, including:

Generating a sufficient number and quality of sales and rental listings has emerged as the single most significant challenge for Dubai real estate brokers.  Competition for listings is intense, particularly now that the previously common practice of cold calling property owners to look for potential sellers has been banned.

As discussed above, unprofessional and/or unethical behavior by some brokers has led some buyers and sellers to take a negative view of Dubai-based brokers as a whole, a prejudice that must be overcome by legitimate brokers.

While most legitimate brokers welcome the tightened regulatory environment now prevailing in Dubai, the rapid implementation of regulatory changes has occasionally created confusion and problems for brokers. Regulations may not be formally announced, and are often the subject of rumor and speculation. License renewal may take much longer than expected due to bureaucratic backlog, removing brokers from service. At times Developers have aggressively pushed projects still listed by RERA as “on hold”, generally due to delayed procedures or incomplete documentation. These factors and other similar ones add up to a compliance environment that requires vigorous and proactive effort from brokers who wish to stay fully informed of and compliant with a rapidly developing regulatory environment.

Dubai is home to large numbers of investment buyers, all seeking the highest possible return on their investments. This concentration of investors, as opposed to buyers and sellers focused on a simple change of residence, can pose challenges to brokers, as sellers may deal simultaneously with multiple brokers and in some cases will try to change prices even after a selling price has been agreed upon. Regulations are addressing these issues, but questionable practices remain and brokers must exercise caution in managing sellers and landlords.

Several prominent Dubai developers have recently announced moves to open their own in-house sales divisions, rather than relying on brokers. Some industry observers expect this to have a significant negative impact on the brokerage industry. Others point out that the impact is likely to be muted. Only the largest developers will be able to pursue this strategy successfully, with smaller developers continuing to establish relationships with brokers. Many buyers will prefer dealing with a broker who can offer projects from multiple developers to dealing with a sales office that represents only one developer’s products. Developers are likely to find that the cost of operating an in-house sales division exceeds the commissions previously paid to brokers. Sales direct from developers remain an important part of Dubai’s real estate industry, but their percentage of total sales has been significantly reduced since the 2005-2008 boom. The secondary market, which relies almost entirely on brokers, now accounts for well over half of Dubai’s total real estate sales.

Additional challenges are likely to be posed by the evolution of the market as a whole. The aggressively expansionary market of 2012-2013 is not likely to continue. Both price growth and deal volume are likely to assume a more realistic growth rate, and prices in particular are likely to experience corrections. Price corrections are not per se disadvantageous to brokers. Orbis has observed price corrections in popular developments or locations driven by prices that have risen to a point that leads owners of investment properties to take profit. The resulting surge of properties on the market increases available supply and slows price growth, but it also provides new listings for brokers at manageable prices that are attractive to buyers. The reduced rate of price growth has a greater negative impact on developers, who have to gain returns on very large investments, than on brokers, who have a vested interest in seeing prices remain at relatively affordable levels.

While price corrections are likely, particularly in the most aggressively bought neighborhoods, developments, and asset classes, the overall Dubai economic environment remains strong, and Orbis believes that corrections are more likely to accelerate deal volume than to reduce it.

Aside from these factors, which are common to all Dubai-based brokers, Orbis faces the particular internal challenge of managing its own growth. IDVC and Orbis intend to initiate significant expansion, hiring new brokers and opening at least one new office ideally by the end of 2014. This expansion will place new demands on management structures and will require close attention to sustain quality and a high level of personal service while operating with a larger staff and from multiple locations.

Business Strategy

Orbis believes that there are no “magic bullet” solutions to the challenges described above. The Company embraces a competitive strategy based simply on providing clients, on all sides of the sale/rental equation, with highly professional and personalized service that meet the highest global standards. In the specific Dubai context, this philosophy is expressed in the following specific policies:

•         Extreme selectivity in hiring staff, even at the expense of missing employee growth targets;

•         Maintenance of a multilingual and multicultural staff, in keeping with the cosmopolitan nature of the Dubai market;

•         Emphasis on quality listings, rather than focusing purely on quantity;

•         Maintaining balance between direct from developer and secondary market listings;

•         Focus on properties suitable for the mid-tier professionals, managers, and technical staff that drive the bulk of Dubai’s purchases, rather than on the extreme luxury market.

•         Development of new offices in key business locations.

•         Achieving growth while maintaining the strong personal client relationships that typically characterize smaller agencies.

•         Effective use of the Internet.

Orbis provides a wide range of property brokerage services, linking qualified buyers and renters with practical, affordable properties and matching property owners with qualified buyers and tenants. Orbis provides experienced-based advice on investment properties and links to properties suitable for medium to long-term investment in rental property.

The revitalization of Dubai’s property market has created substantial opportunities for professional real estate brokers. Dubai brokers earned Dh1.8 billion (US$490 million) in commissions in 2013, with transaction volumes surging 50% over 2012. Transaction volumes are expected to continue increasing, though at a more moderate pace. Demand for the services of licensed brokers is also expected to increase as a consequence of aggressive new policies from Dubai’s Real Estate Regulatory Authority aimed at eliminating the unlicensed and informal brokers who have traditionally handled an undefined but substantial percentage of Dubai’s real estate transactions. Newly introduced requirements for annual testing will further reduce the pool of available brokers.

At the time of its acquisition by IDVC Orbis maintained a multilingual staff of 7 licensed real estate brokers. IDVC plans to expand this to 12 by the end of 2014 and to at least 25 by the end of 2015, and is investigating the possibility of opening a new office in the Dubai Marina/Dubai Business Bay area.

Orbis serves a range of clients:

  UAE Residents who wish to move to another property;
  Expatriates moving to the UAE;
  UAE property owners seeking qualified buyers or tenants;
  UAE residents or foreigners seeking investment-grade properties in the UAE;
  Companies seeking office, retail, industrial and other commercial properties;
  Foreign investors seeking housing for long term and transient employees;

The last category is emerging as a particularly important category for Orbis. Many companies include housing in the basic package of benefits for expatriate employees, and the very high cost of hotels in Dubai makes it common for companies to maintain apartments or villas for the use of transient staff. Corporate clients in this category are a continuing source of transactions, and Orbis places a high priority of developing these relationships.

In each case, Orbis emphasizes practical, livable properties, those that by virtue of location, quality, and affordability serve the needs of real-world people living and working in the UAE, rather than the high profile properties prioritized by many highly visible brokerages. By handling residential properties that appeal directly to professional and managerial workers and commercial properties suitable for small to medium scale businesses, Orbis taps into a market segment that includes a large percentage of Dubai’s transaction volume and that offers a deep supply of both properties and clients.

Orbis prioritizes property sales over rentals, but handles both. The Company is also investigating alternative commercial real estate transactions such as leasing entire buildings and renting out the units.

Orbis markets its services through traditional advertising including regular advertising in Gulf News, the dominant local conventional advertising venue, and online advertising portal Dubizzle. Orbis maintains an aggressive social media presence, both in the UAE and in markets supplying significant numbers of overseas investment buyers and expatriate workers.

As of July 15, 2014, Orbis had a total of 184 rental and 212 sales listings.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

The Company and Orbis neither own nor have applied for any patents or trademarks. We do not license any of our technology from other companies.  Orbis has a license issued by the Government of Dubai Department of Economic Development, (license number 693743), that allows Orbis to engage in the business of real estate sales and leasing brokerage.  The license is renewable every year, and has been renewed on August 17, 2014.  We have an exclusive distribution agreement with MKL Asia / Renhe Mobile Shelters of China for the Wing Houses.  The agreement between MKL and the Company is written as a sub-distributor appointment by MKL, has no specific commission or compensation terms, and can be canceled by MKL with 60 day notice.  We are not party to any franchise agreements, royalty agreements, concessions, or labor contracts.

Dependence on Major Customers or Suppliers

Neither the Company nor Orbis is not dependent on one or a few customers, as we have products targeted to a wide range of buyers.

Governmental Regulation

The Company is subject to local, state and national taxation in the jurisdictions where it operates. Additionally, Orbis's operations are subject to a variety of U.A.E. national, federal, state and local laws, rules and regulations.  Orbis subject to the regulations of the Government of Dubai Department of Economic Development, and the Government of Dubai Real Estate Regulatory Agency (RERA).  All brokerage agents working for Orbis must also be licensed by RERA annually.

Dubai’s brokerage industry is regulated by the Real Estate Regulatory Authority (RERA). RERA has significantly tightened regulatory requirements over the last two years in an effort to professionalize the industry and reduce speculation. RERA has banned cold-calling by brokers, required an annual test for broker registration, and required a wide range of disclosures that must be present in all correspondence and contracts. The once-common practice of underpriced “ghost listings” intended to generate calls in a bait-and-switch methodology has been specifically banned. Violations of RERA regulations may result in fines to individual brokers or brokerage firms, and repeated or severe violations may result in the cancellation of a broker’s license.

The Dubai Land Authority, under which RERA operates, has been the lead agency in Dubai’s efforts to stabilize the industry, control speculation, and prevent the emergence of another property bubble, and the new regulations, together with more assertive enforcement, are a part of this effort. Orbis realty expects the trend toward more aggressive regulation and more efficient enforcement to increase as Dubai brings its brokerage industry under a level of control analogous to that of fully developed economies.

Like most legitimate modern brokers, Orbis sees the tighter regulatory environment as a generally positive development. Tighter licensing requirements will weed out unqualified or fly-by-night brokers, while tighter enforcement of regulations will improve the industry’s reputation. Questionable brokerage practices in the past have been widely reported and have become a significant deterrent to real estate investment. RERA’s effort to impose tighter standards and professionalize the industry poses no disadvantage to brokers that were already operating in accordance with international standards, and will improve the business environment for all participants.

To operate a business in the real estate brokerage industry in Dubai, Orbis must undergo the process of obtaining:

  An agreement with a U.A.E. National “sponsor” to register the business name, physical office location, manager, and specifically approved activities, with the Government of Dubai Department of Economic Development.  Orbis’ sponsor fee is $7,000 per annum, valid for a period of 30 years, renewable, with increases mutually agreed on, but capped at 15%, each 2 years.  The sponsor agreement is a requirement for all businesses and companies in the U.A.E. that are not owned by U.A.E. nationals and are not registered inside free zones.
  A commercial trade license with specifically approved activities issued by the Government of Dubai Department of Economic Development, valid for a one year period, renewable each year, at a cost of $7,000 per annum.

  Registration of Orbis as a business with RERA, which requires the sponsor, manager, and all agents to be tested on their knowledge of the industry and government regulations of it. Cost for RERA registration, provided all requirements are met and tests are passed, is $3,000 per annum plus $500 per annum per agent.  All agents must be tested and licensed annually.

Health and Safety

We are subject to numerous health and safety laws and regulations imposed by the governments controlling the jurisdictions in which we operate and by or clients and project financiers. These regulations are frequently changing, and it is impossible to predict the effect of such laws and regulations on us in the future. We actively seek to maintain a safe, healthy and environmentally friendly work place for all of our employees and those who work with us. However, we provide some of our services in high-risk locations and as a result we may incur substantial costs to maintain the safety of our personnel. All of our operations and personnel are covered by comprehensive “all risk” insurance, the costs of which are included in our contracts.

Office of Foreign Assets Control

The Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other threats to the national security, foreign policy or economy of the United States. OFAC acts under presidential national emergency powers as well as authority granted by specific legislation to impose controls on transactions and freeze assets under U.S. jurisdiction. Since the Company is a U.S. corporation, it is bound to the regulations of OFAC. Although we have never contracted nor made any effort to contract with countries which OFAC has identified as state sponsors of terrorism, the possibility exists that certain OFAC sanctioning methods could be employed against certain of our operations.

Environmental Regulation

The countries where we do business often have numerous environmental regulatory requirements by which we must abide in the normal course of our operations. We do not expect costs related to environmental matters will have a material adverse effect on our consolidated financial position or our results of operations.

Climate Change Legislation and Greenhouse Gas Regulation

Many studies over the past decades have indicated that emissions of certain gases contribute to warming of the Earth’s atmosphere. In response to these studies, many nations have agreed to limit emissions of “greenhouse gases” or “GHGs” pursuant to the United Nations Framework Convention on Climate Change, and the “Kyoto Protocol.” Although the United States did not adopt the Kyoto Protocol, several states have adopted legislation and regulations to reduce emissions of greenhouse gases. Additionally, the United States Supreme Court has ruled, in Massachusetts, et al. v. EPA , that the EPA abused its discretion under the Clean Air Act by refusing to regulate carbon dioxide emissions from mobile sources. As a result of the Supreme Court decision the EPA issued a finding that serves as the foundation under the Clean Air Act to issue other rules that would result in federal greenhouse gas regulations and emissions limits under the Clean Air Act, even without Congressional action. Finally, acts of Congress, particularly those such as the “American Clean Energy and Security Act of 2009” approved by the United States House of Representatives, as well as the decisions of lower courts, large numbers of states, and foreign governments could widely affect climate change regulation. Greenhouse gas legislation and regulation could have a material adverse effect on our business, financial condition, and results of operations.

Research and Development

Neither the Company nor Orbis is focused on research and development operations.

Employees

We have no employees other than our officer/director who devotes a portion of his time to the operations of the Company. We also have part-time consultants and sales agents in the Middle East, Southeast Asia, and Texas. We believe we have a good working relationship with our agents and consultants, which are not represented by a collective bargaining organization. We also use third party consultants to assist in the completion of various projects; third parties are instrumental to keep the development of projects on time and on budget. Our management expects to continue to use consultants, attorneys, and accountants as necessary, to complement services rendered by our employees.

Orbis has a staff of seven multilingual brokers, none of which are on term employment contracts binding Orbis.  The manager of Orbis, Sagar Joseph Choran, has an employment contract with a base salary of approximately $2,100 per month until June 2016.

WHERE YOU CAN GET ADDITIONAL INFORMATION

The Company’s annual report contains audited financial statements. We are not required to deliver an annual report to security holders and will not automatically deliver a copy of the annual report to our security holders unless a request is made for such delivery. We file all of our required reports and other information with the Securities and Exchange Commission (the “Commission”). The public may read and copy any materials that are filed by the Company with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E. , Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The statements and forms filed by us with the Commission have also been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at www.sec.gov.

In addition, certain of our Commission filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, can be viewed and printed from the investor information section of our website at www.idvc.us, as soon as reasonably practicable after filing with the Commission. The information on our websites is not and should not be considered part of this current report and is not incorporated by reference in this document. The website is only intended to be inactive textual references.

ITEM 1A.       RISK FACTORS

Our operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they will adversely affect our operations, business, financial condition and/or operating results as well as the future trading price and/or the value of our securities.

Risk Factors Relating To Our Business

The Company’s ability to continue as a going concern is in question

Our auditors included an explanatory statement in their report on our consolidated financial statements for the years ended December 31, 2013 and 2012, stating that there are certain factors which raise substantial doubt about the Company’s ability to continue as a going concern. These factors include a working capital deficit, negative cash flows, and accumulated losses.

We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could seriously harm our business.

Due to the specialized nature of our businesses, our future performance is highly dependent upon the continued services of our key personnel and executive officers, the development of additional management personnel, and the recruitment and retention of new qualified engineering, manufacturing, marketing, sales, and management personnel for our operations. Competition for personnel is intense, and we may not be successful in attracting or retaining qualified personnel.  In addition, key personnel may be required to receive security clearances and substantial training in order to work on government sponsored programs or perform related tasks.  The loss of key employees, our inability to attract new qualified employees or adequately train employees, or the delay in hiring key personnel could impair our ability to prepare bids for new projects, fill orders, or develop new products.

International and political events may adversely affect our operations.

To date our revenue is derived entirely from non-United States operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition. Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•         expropriation and nationalization of our assets in that country;

•         political and economic instability;

•         civil unrest, acts of terrorism, force majeure, war, or other armed conflict;

•         natural disasters, including those related to earthquakes and flooding;

•         inflation;

•         currency fluctuations, devaluations, and conversion restrictions;

•         confiscatory taxation or other adverse tax policies;

•         governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

•         governmental activities that may result in the deprivation of contract rights; and

•         governmental activities that may result in the inability to obtain or retain licenses required for operation.

Risks Relating to Our Common Stock

Our stock price is volatile.

The market price of our common stock is highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•         services offered by us or our competitors;

•         additions or departures of key personnel;

•         our ability to execute its business plan;

•         operating results that fall below expectations;

•         loss of any strategic relationship;

•         industry developments;

•         economic and other external factors; and

•         period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We incur significant expenses as a result of the Sarbanes-Oxley Act of 2002, which expenses may continue to negatively impact our financial performance.

We incur significant legal, accounting and other expenses as a result of the Sarbanes-Oxley Act of 2002, as well as related rules implemented by the Commission, which control the corporate governance practices of public companies. Compliance with these laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as discussed in the following risk factor, has increased our expenses, including legal and accounting costs, and made some activities more time-consuming and costly.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the Commission’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our internal controls over financial reporting are not considered effective, which conclusion could result in a loss of investor confidence in our financial reports and in turn have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 we are required to furnish a report by our management on our internal controls over financial reporting. Such report must contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of the year, including a statement as to whether or not our internal controls over financial reporting are effective. This assessment must include disclosure of any material weaknesses in our internal controls over financial reporting identified by management. For the period ending September 30, 2013, we were unable to assert that our internal controls were effective. Accordingly, our shareholders could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline.

Our past capital funding needs have resulted in dilution to existing shareholders.

We have realized funding from Asher Enterprises, Inc. ("Asher"), in the form of convertible notes, which has been converted into shares of our common stock. Additionally, we will need to realize capital funding over the next year to further our business plan. We intend to raise this capital through equity offerings, debt placements or joint ventures. Should we secure a commitment to provide us with capital, such commitment may obligate us to issue shares of our common stock, warrants or create other rights to acquire our common stock. Any new issuances of our common stock result in a dilution of our existing shareholders interests.

Our common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

Our common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for our directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a specific provision that eliminates the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

ITEM 2.          FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

Not required.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this current report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include but are not limited to those discussed in the section entitled “Forward-Looking Statements,” above.

The results presented in this “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are those of Orbis as reflected in Orbis’s consolidated financial statements attached hereto. The following discussion should be read in conjunction with such financial statements and the notes thereto. The results presented below pertain to the three month period ended March 31, 2014 and the period since inception ended December 31, 2013.

Results of Operations

During the three month period ended March 31, 2014, and since inception of operations in 2013, Orbis was fully licensed by Dubai’s Real Estate Regulatory Authority and generated commission revenue from closing rental and sales transactions in the Dubai market.  Commission rates in Dubai are set by the market at 5% of the annual rent for any residential, commercial, office or industrial space, payable by the tenant, on a lease.  The agent or broker gets the same commission on a lease renewal.  An owner rarely, but sometimes, pays a commission to a broker on a lease.  Commission on sales of any type of property is typically 5% in total, paid 50% by the seller and 50% by the buyer.  Often times, the gross commissions generated on a deal are split between two or more brokerage firms, depending on who introduced the owner and who introduced the tenant/buyer.  Commission splits between brokerage firms are more prevalent in Dubai than in other more mature markets in North America and Europe.

Orbis brokered 51 rental transactions, 21 of which were co-brokered with other firms on a commission split basis, between November 1 2013 and July 31, 2014.  Orbis brokered 6 sale transactions over the same period, 3 of which were co-brokered with other firms.

Net Losses

Net losses for the three month period ending March 31, 2014 were $24,107. Net losses for the period ending December 31, 2013 were $74,578. Net losses over both periods can be primarily attributed to the high level of commission splits paid to other brokers (cost of revenue) and fixed operating expenses over current net revenues. Orbis expects net losses to transition to net profits in the near term as revenues increase from the expansion of business and the sale of real estate properties in Dubai.  Orbis is experiencing more direct (no split) commissions as they become better known in the market.

Revenues

Revenues for the three month period ended March 31, 2014 were $33,913. Revenues for the period ending December 31, 2013 were $34,256. Revenues are from commissions paid by owners and tenants/buyers on the sale and rental of real estate properties in Dubai.  Revenues are expected to increase in the near term as Orbis becomes more established in the market.

Gross Profit

Gross profit for the three month period ended March 31, 2014 was $15,486. Gross profit for the period ending December 31, 2013 were $13,487. Gross profit is commission revenue less direct costs related to broker-paid commission expenses and shared commission (split with other brokerage houses) from the sale and rental of real estate.

Expenses

Expenses for the three month period ended March 31, 2014 were 39,593.22. Expenses for the period ending December 31, 2013 were $88,065. Expenses for the period ended March 31, 2014 included general selling and administrative expenses of $22,802, salaries and wages of $15,001, and depreciation expenses of $1,790. Expenses for the period ended December 31, 2013 included general selling and administrative expenses of $67,729, salaries and wages of $18,791, and depreciation expenses of $1,545.

Liquidity and Capital Resources

As of March 31, 2014, Orbis had current assets of $22,702 and non-current assets of $18,145, for total assets of $40,847. Current assets were primarily "other current assets" and non-current assets were primarily property and equipment. As of March 31, 2014, Orbis had current liabilities of $16,380 and non-current liabilities of $123,152. The current liabilities were trade and other payables and the non-current liabilities were non-interest bearing liabilities. Shareholders' deficit was $98,685.

As of December 31, 2013, Orbis had current assets of $21,860 and non-current assets of $19,934, for total assets of $41,794. Current assets were primarily "other current assets" and non-current assets were primarily property and equipment. As of December 31, 2013, Orbis had current liabilities of $2,769 and non-current liabilities of $113,603. The current liabilities were trade and other payables and the non-current liabilities were non-interest bearing liabilities. Shareholders' deficit was $74,578.

Orbis’s current assets are insufficient to meet its current obligations or to satisfy its cash needs; it may require additional financing if revenues do not cover costs while developing its business. Despite Orbis’s efforts it can provide no assurance that it will be able to realize a profit or obtain the financing required to meet its stated objectives or even to continue as a going concern.

For the three month period ended March 31, 2014, net cash used in operating activities was $12,772, and for the period ended December 31, 2014, net cash used in operating activities was $88,767. Net cash used in operating activities can be primarily attributable to net losses.

For the three month period ended March 31, 2014, there was no net cash used in investing activities, and for the period ended December 31, 2014, net cash used in investing activities was $21,479. Net cash used in investing activities can be attributed to the acquisition of fixed assets.

For the three month period ended March 31, 2014, net cash provided by financing activities was $9,550, and for the period ended December 31, 2014, net cash provided by financing activities was $113,603. Net cash provided by financing activities can be attributed to an increase in notes payable.

The Company does not expect to pay cash dividends in the foreseeable future since earnings are reinvested in operations. Orbis has no lines of credit or other bank financing arrangements in place.

Orbis has no plans for significant purchases of plant and equipment.

Orbis has no stock option plans or employment agreements, except an employment contract with the manager of Orbis, Sagar Joseph Choran, with a base salary of approximately $2,100 per month until June 2016.

Orbis has plans to increase the number of its employees as it builds its real estate business.

Off Balance Sheet Arrangements

As of March 31, 2014, Orbis had no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Going Concern

Orbis’s auditors have expressed an opinion as to its ability to continue as a going concern due to recurring losses, recurring negative cash flow from operating activities, and its accumulated deficit. Orbis’s ability to continue as a going concern is subject to its ability to realize a profit and /or obtain funding from outside sources. Management’s plan to address the Orbis’s ability to continue as a going concern includes realizing profits from it operations. Management believes that it will be able to remain a going concern, though there can be no assurances that such methods will prove successful.

Critical Accounting Policies

The Company and Orbis’s management believe that their accounting principles conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, the Company and Orbis’s evaluate their estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. The Company and Orbis base their estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Recent Accounting Pronouncements

The Company and Orbis have examined all recent accounting pronouncements and do not believe that any of them will have a material impact on their financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required.

ITEM 3.          PROPERTIES

Neither the Company nor Orbis own any property. Orbis leases office space in the Al Shafar Tower, Dubai. The lease is from June 7, 2014 through June 7, 2015 for 114,640 AED per year (roughly $31,000). The lease is attached hereto as Exhibit 10.12.

ITEM 4.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company’s 1,103,774,657 shares of common stock issued and outstanding as of September 26, 2014 with respect to: (i) all directors; (ii) each person known by us to be the beneficial owner of more than five percent of our common stock; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner(1)	Class of Stock	Amount of Beneficial Ownership	Percentage of Beneficial Ownership per Class of Stock
Directors and Officers
Eric Montandon P.O. Box17774Jebel Ali Free Zone DubaiU.A.E.	Common	38,000,000	3.4%
Cyril Means III P.O. Box17774Jebel Ali Free Zone DubaiU.A.E.	Common	0	0.0%
All executive officers and directors as a group	Common	38,000,000	3.4%
Beneficial owners greater than 5%
Adderley Davis & Associates, Ltd. (2) Unit 1202, Level 12 One Peking, 1 Peking Road Tsim Sha Tsui, Kowloon Hong Kong	Common	552,461,715	50.1%
Mr. Sagar Joseph Choran Al Shafar Tower 1, No 803, Tecom, PO Box 213814 Dubai, U.A.E.	Common	160,000,000	14.5%

1.     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

2.     Robert Newman has sole voting and/or dispositive powers with respect to the securities held by Adderley Davis & Associates, Ltd.

ITEM 5.          DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers. Our board of directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the board of directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position(s) and Office(s)
Eric Montandon	49	Chief Executive Officer, Chief Financial Officer and Director
Cyril Means III	47	Director

The following is a brief account of the business experience of our directors, executive officers, and other significant employees, including their background occupations and employment over the past five years. We also provide the responsibilities and qualifications of our executive officers and other significant employees and the qualifications of our directors. The following includes other directorships in public companies over the past five years of our directors. Except as otherwise noted, none of the following referenced organizations are affiliates of the Company.

Eric Montandonwas appointed as a director of the Company on May 17, 2011, as Chief Executive Officer on August 16, 2012, and as Chief Financial Officer on August 15, 2012. He will serve until the next annual meeting of our shareholders and his successor is elected and qualified.

Business Experience:

Mr. Montandon joined the board of directors of Asia8, Inc., in 2000 and became its CEO and CFO. He and was instrumental in Asia8, Inc.’s acquisition and development of World Wide Auctioneers, Ltd. His primary business focus has been on those two companies from 2000 until 2010.  He also served as director of WWA Group, Inc. from 2003 until April 2014, and CEO of WWA Group from 2005 until May 2013.  WWA Group Inc. was an investor in Intelspec International, Inc., and therefore a shareholder of Infrastructure Developments Corp from 2010 until it divested is holdings in May 2013.  Mr. Montandon is still involved as a management consultant to World Wide Auctioneers in Dubai, U.A.E.  In 1994 Mr. Montandon was involved in forming Momentum Asia, Inc., a design and printing operation in Subic Bay, Philippines, in 1995. He operated this company as its CEO until the middle of 2000. Between 1988 and 1992 he worked for Winius-Montandon, Inc. as a commercial real estate consultant and appraiser in Phoenix, Arizona.

Officer and Director Responsibilities and Qualifications:

Mr. Montandon is responsible for the overall management of the Company and is involved in many of its day-to-day operations, finance and administration.

Mr. Montandon graduated from Arizona State University in 1988 with a Bachelor’s Degree in Business Finance. He has worked with early stage companies for the past two decades.

Other Public Company Directorships in the Last Five Years:

Over the last five years Mr. Montandon has been an officer and director of three public companies: WWA Group, Inc. (from 2003 to April 1, 2014) (chief executive officer and director); Asia8, Inc., (from February 2000 to present) (chief executive officer, chief financial officer and director); and Net Telecommunications, Inc., formerly a telecommunications service provider (from September 2000 to February 2012) (director).

Cyril Means IIIwas appointed as a director of the Company on September 1, 2014. He will serve until the next annual meeting of our shareholders and his qualified successor is appointed or elected.

Business Experience:

Mr. Means served as in house counsel to J.J. Bonamuso & Company, a New York commercial real estate company, from 1993 to 1994, and served as General Counsel, Corporate Counsel, Vice President, and Executive Vice President with the Aegis Consumer Funding Group from 1995 to 1999, overseeing corporate and consumer compliance; negotiating credit facilities in excess of $1 billion, and serving as issuers’ counsel for the company’s asset backed securities program. He served as Vice President and General Counsel to Dollar Financial Group, Inc., from 1999 to 2005, completing numerous mergers and acquisitions – both domestically and abroad – negotiating credit facilities, and coordinating federal and state lobbying efforts on matters affecting the company. Mr. Means has been semi-retired since 2005.

Director Qualifications:

Mr. Means graduated from New York Law School in 1992 with a Juris Doctorate, and is licensed by the New York Bar Association.

Other Public Company Directorships in the Last Five Years:

Over the last five years Mr. Means has not been an officer or director of any other public companies.

Directors

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The board of directors elects officers and their terms of office are at the discretion of the board of directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company is aware of the following persons or entities which, during the period ended December 31, 2013, failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934.

  Adderley Davis & Associates Ltd. failed to file Forms 4 and/or 5 during 2013.

Family Relationships

There are no family relationships between or among the directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years there are no events that occurred related to an involvement in legal proceedings that are material to an evaluation of the ability or integrity of any of the Company’s directors, persons nominated to become directors or executive officers.

Code of Ethics

The Company has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Company has incorporated a copy of its Code of Ethics as an Exhibitincorporated by reference to the Company’s Form 10-K filed with the Commission on October 7, 2011. Further, the Company’s Code of Ethics is available in print, at no charge, to any security holder who requests such information by contacting us.

Board of Directors Committees

Audit Committee

The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

The Company intends to establish a compensation committee of the board of directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Directors Compensation

Directors currently receive no compensation for their services as directors, nor do they receive any reimbursement for expenses or services. However, from October 2010 to December 2013 directors periodically were reimbursed for out of pocket expenses for travel, and telephone expense.  We anticipate adopting a provision for compensating directors.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with our executive officers and directors.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the board of directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our CEO, Mr. Montandon, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the Commission so that all shareholders have access to information about us at the same time. Mr. Montandon collects and evaluates all shareholder communications. If the communication is directed to the board of directors generally or to a specific director, Mr. Montandon will disseminate the communications to the appropriate party at the next scheduled board of directors meeting. If the communication requires a more urgent response, Mr. Montandon will direct that communication to the appropriate executive officer or director. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Other Key Personnel

Sagar Joseph Choranis Orbis's General Manager.

Between 2012 and 2013 Mr. Choran was a sales manager with La Capital Real Estate, managing five property consultants in Dubai. Between 2008 and 2011 Mr. Choran was a manager with Pinky Real Estate, managing five property consultants. He has a bachelors in physics from S.I.E.S. College of Arts, Science and Commerce, Mumbai and has a Government of Dubai Real Estate Regulatory Authority Certification.

ITEM 6.          EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of our compensation program is to provide compensation for services rendered by our executive officers in the form of a salary. We utilize this form of compensation because we believe that it is adequate to both retain and motivate our executive officers. The amount we deem appropriate to compensate our executive officers is determined in accordance with other like corporations; we have no specific formula to determine compensatory amount at this time. We have deemed that our current compensatory program and the decisions regarding compensation are easy to administer and are appropriately suited for our objectives. We may expand our compensation program to additional future employees and to include other compensatory elements.

Executive compensation for the year ended December 31, 2013 was $0 and the year ended December 31, 2012 was $4,000. The decrease in executive compensation over the periods is attributable primarily to the expiration on August 5, 2012 of an employment agreement between the Company and our former chief executive officer for a salary of $500 per month due. Our current chief executive officer and chief financial officer earned no compensation due to cash flow restrictions.

Summary Compensation Table

The following table provides summary information for the years ended December 31, 2013 and 2012 concerning cash and non-cash compensation paid or accrued to or on behalf of (i) the chief executive officer, (ii) the two most highly compensated executive officers other than the chief executive officer if compensated over $100,000 and (iii) additional individuals if compensated over $100,000.

Executives Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Eric Montandon (1) CEO,CFO and Director	Dec. 31, 2013 Dec. 31 2012	- -	- -	- -	- -	- -	- -	- -	- -
Thomas R. Morgan (2) former CEO and Director	Dec. 31, 2012	4,000	-	-	-	-	-	-	4,000

1.     On August 16, 2012, Mr. Montandon consented to act as the Chief Executive Officer, and on August 15, 2012 he consented to act as the Chief Financial Officer and Principal Accounting Officer, and on May 17, 2011 he consented to act as a director of the Company. During the period he has received no compensation.

2.     On August 5, 2011, Mr. Morgan consented to act as the Chief Executive Officer for compensation of $500 per month pursuant to a one-year employment agreement with the Company. On August 16, 2012, the Company accepted the resignation of Mr. Morgan as the Company's CEO and director.

The Company currently has no employment agreements.  The manager of Orbis, Sagar Joseph Choran, has an employment contract with a base salary of approximately $2,100 per month until June 2016.

The Company currently has no option or stock award plan. The Company has no long-term incentive plan. The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement. The Company has no agreement that provides for payment to our executive officer at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in our executive officer's responsibilities following a change in control.

ITEM 7.          CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND                                   DIRECTOR INDEPENDENCE

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of our last fiscal year or in any presently proposed transaction which, in either case, has or will materially affect us, except as follows:

Director Independence

Our common stock is listed on the OTCQB inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, we do not consider our directors to be independent.

ITEM   8.        LEGAL PROCEEDINGS

None

ITEM   9.        MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock has been quoted on the OTCQB electronic quotation system under the symbol “IDVC”. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The following table sets forth the high and low bid prices for the common stock as reported for each quarterly period from the last two years.

High and Low Bid Prices Since Quotation on the OTCBB
Year	Quarter Ended	High	Low
2013	December 31	$0.003	$0.001
	September 30	$0.003	$0.001
	June 30	$0.006	$0.001
	March 31	$0.007	$0.001
2012	December 31	$0.002	$0.001
	September 30	$0.003	$0.001
	June 30	$0.008	$0.001
	March 31	$0.006	$0.003

The following is a summary of the material terms of the Company’s capital stock. This summary is subject to and qualified by our articles of incorporation and bylaws.

Warrants

As of December 31, 2013, and September 26, 2014, the Company had no warrants to purchase shares of stock.

Stock Options

As of December 31, 2013, and September 26, 2014, the Company had no stock options to purchase shares of stock.

Dividends

The Company has not declared any cash dividends since inception and does not anticipate paying any dividends in the near future. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors.  There are no restrictions that currently limit the Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Securities Authorized For Issuance under Equity Compensation Plans

None.

Convertible Securities

As of December 31, 2013, the Company had 9,000,000 shares of preferred stock convertible to 450,000,000 shares of common stock at the holder’s option. As of September 26, 2014, the Company’s preferred shares had been converted into common stock; no shares of preferred stock were outstanding.

Purchases of Equity Securities made by the Issuer and Affiliated Purchasers

None.

Transfer Agent and Registrar

The contact information for our transfer agent is as follows:

Action Stock Transfer Corp.
2469 E. Fort Union Blvd, Ste 214
Salt Lake City, UT 84121

(801) 274-1088
www.actionstocktransfer.com

ITEM 10.        RECENT SALES OF UNREGISTERED SECURITIES

On June 25, 2014 the board of directors of the Company authorized the issuance of one-hundred and sixty million (160,000,000) shares of its restricted common stock to Sagar Joseph Choran in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act.

The Company complied with the exemption requirements of Section 4(2) of the Securities Act based on the following factors: (1) the authorizations was an isolated private transaction by the Company which did not involve a public offering; (2) the offeree had access to the kind of information which registration would disclose; and (3) the offeree was financially sophisticated.

ITEM 11.        DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

As of December 31, 2013, the Company had 238 shareholders of record holding a total of 491,774,657 shares of fully paid and non-assessable common stock of the 500,000,000 shares of common stock, par value $0.001, authorized. As of September 26, 2014, the Company had 239 shareholders of record holding a total of 1,103,774,657 shares of fully paid and non-assessable common stock of the 3,000,000,000 shares of common stock, par value $0.001, authorized. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders since shares of our outstanding common stock are held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

As of December 31, 2013, the Company had 9,000,000 shares of preferred stock issued of the 10,000,000 shares of preferred stock, par value $0.001 per share, authorized. As of September 26, 2014, the shares had been converted and there was no preferred stock outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, which only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the articles of incorporation and bylaws of the corporation, we shall indemnify any person who was, or is threatened to be made, a party to a proceeding by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Company, or (ii) while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer,  employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

ITEM 13.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See Item 9.01 of this Form 8-K.

ITEM 14.        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

ITEM 15.        FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Form 8-K.

END OF FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 15 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)        Effective September 1, 2014, the board of directors of the Company appointed Cyril Means III as a director of the Company effective September 1, 2014. He will serve until the next annual meeting of our shareholders and his qualified successor is appointed or elected.

Business Experience:

Mr. Means served as in house counsel to J.J. Bonamuso & Company, a New York commercial real estate company, from 1993 to 1994, and served as General Counsel, Corporate Counsel, Vice President, and Executive Vice President with the Aegis Consumer Funding Group from 1995 to 1999, overseeing corporate and consumer compliance; negotiating credit facilities in excess of $1 billion, and serving as issuers’ counsel for the company’s asset backed securities program. He served as Vice President and General Counsel to Dollar Financial Group, Inc., from 1999 to 2005, completing numerous mergers and acquisitions – both domestically and abroad – negotiating credit facilities, and coordinating federal and state lobbying efforts on matters affecting the company. Mr. Means has been semi-retired since 2005.

Director Qualifications:

Mr. Means graduated from New York Law School in 1992 with a Juris Doctorate, and is licensed by the New York Bar Association.

Other Public Company Directorships in the Last Five Years:

Over the last five years Mr. Means has not been an officer or director of any other public companies.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On March 31, 2014, two stockholders holding 488,000,000 in voting rights of the Company, or approximately 51.8% of our issued and outstanding voting rights, consented in writing to amend the Company's Articles of Incorporation (the "Certificate of Amendment"). This consent was sufficient to approve the Certificate of Amendment under Nevada law and our Articles of Incorporation. The Certificate of Amendment increased the Company’s authorized shares of common stock from 500,000,000 common shares to 3,000,000,000 shares. The Company subsequently disseminated a Definitive Information Statement. The Articles of Amendment became effective upon filing with the Nevada Secretary of State on June 23, 2014.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

As a result of the Company closing the Agreement attached hereto as Exhibit 10 with Sagar Joseph Choran to acquire all the rights of ownership of Orbis in exchange for one hundred and sixty million (160,000,000) shares of the Company's common stock, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(a)        Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the following financial statements are included herewith: Orbis's unaudited financial statements for the three months ended March 31, 2014 and audited financial statements for the years ended December 31, 2013 are filed herewith as exhibit 99(i).

(b)        Pro Forma Financial Information.

In accordance with Item 9.01(b), the following pro forma financial information is included herewith: unaudited pro forma financial information for the three months ended March 31, 2014, and unaudited pro forma financial information for the fiscal period ended December 31, 2013, is filed herewith as exhibits 99(ii) and 99(iii).

(c)        Shell Company Transactions.

The terms of the Acquisition Agreement were previously announced on a current report on Form 8-K as filed with the Commission on July 7, 2014. A copy of the agreement is hereto. All references to this agreement is qualified, in their entirety, by the text of such exhibits.

(d)        Exhibits.

The exhibits hereto are detailed on page 37.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrastructure Developments Corp.	Date
By: Eric Montandon Its: Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director	November 11, 2014

EXHIBITS

Number      Description

3.1.1*          Articles of Incorporation filed with the Nevada Secretary of State on August 10, 2006. Incorporated by reference as Exhibits to the Form SB-1 filed on May 11, 2007.

3.1.2*          Certificate of Amendment to the Articles of Incorporation filed with the Nevada Secretary of State on April 23, 2007. Incorporated by reference to the Company’s Registration Statement on Form SB-1 filed with the Commission on May 11, 2007.

3.1.3*         The Certificate of Amendment to the Company’s Articles of Incorporation was filed with the Secretary of State of the Nevada on March 1, 2010. Incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C as filed with the Commission on February 2, 2010.

3.1.4*         The Certificate of Amendment to the Company’s Articles of Incorporation was filed with the Secretary of State of the Nevada on April 9, 2010. Incorporated by reference to the Company’s current Report on Form 8-K as filed with the Commission on April 14, 2010.

3.1.5            Certificate of Amendment filed with the Nevada Secretary of State on June 23, 2014

3.2*             Bylaws. Incorporated by reference to the Company’s Registration Statement on Form SB-1 filed with the Commission on May 11, 2007.

10.1*           Securities Purchase Agreement, dated July 1, 2008, between Interspec, Interspec LLC and Tom Morgan. Incorporated by reference to our current Report on Form 8-K as filed with the Commission on April 26, 2010.

10.2*           Employment Agreement, dated August 1, 2008, between Interspec and Tom Morgan. Incorporated by reference to the Company’s current Report on Form 8-K as filed with the Commission on April 26, 2010.

10.3*           Share Exchange Agreement dated April 1, 2010, between the Company and Interspec. Incorporated by reference to the Company’s current Report on Form 8-K as filed with the Commission on April 8, 2010.

10.4*           Promissory Note with WWA Group, Inc., dated May 17, 2011. Incorporated by reference to the Company’s Form 10-Q filed with the Commission on May 23, 2011.

10.5*           Security Purchase Agreement and Convertible Promissory Note with Asher Enterprises, Inc.  Incorporated by reference to the Company’s Form 10-K filed with the Commission on October 7, 2011.

10.6*           Memorandum of Understanding and Addendum with Cleanfield Energy, Inc. Incorporated by reference to the Company’s Form 10-K filed with the Commission on October 7, 2011.

10.7*                       Accord and Satisfaction with Thomas R. Morgan. Incorporated by reference to the Company’s Form 10-Q filed with the Commission on November 18, 2011.

10.8*           Share Exchange Agreement with InterMedia Development Corporation (dated January 11, 2012) entered into on February 1, 2012. Incorporated by reference to the Company’s Form 8-K filed with the Commission on February 13, 2012.

10.9*           Debt Settlement Agreement with Morningstar Corporate Communications (dated April 11, 2012). Incorporated by reference to the Company's Form 10-Q filed with the Commission on May 15, 2012.

10.10*         Debt Settlement Agreement with Cleanfield Communications (dated June 4, 2012). Incorporated by reference to the Company's Form 10-Q filed with the Commission on August 20, 2012.

10.11           Orbis Acquisition Agreement

10.12           Orbis Lease

14*              Code of Ethics adopted October 6, 2011. Incorporated by reference to the Company’s Form 10-K filed with the Commission on October 7, 2011.

21*              Subsidiaries. Incorporated by reference to the Company’s current Report on Form 8-K as filed with the Commission on April 26, 2010.

99(i)            Orbis’s financial statements and notes for the unaudited period ended March 31, 2014, and Orbis’s financial statements and notes for the audited period ended December 31, 2013.

99(ii)           Pro forma financial information for the period ended March 31, 2014.

99(iii)          Pro forma financial information for the period ended December 31, 2013.

                        *         Incorporated by reference to previous filings of the Company.

Articles of Amendment

To the

Articles of Incorporation

Pursuant to the provisions of the Nevada Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The following amendment to the Articles of Incorporation was adopted on March 31, 2014, as prescribed by the Nevada Revised Statutes.

Paragraph 1 of Article VI of the Articles of Incorporation shall be amended to read as follows:

“Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is three billion, ten million (3,010,000,000) shares, consisting of (a) three billion (3,000,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock") and (b) ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to the, and restrictions imposed upon the, shares of each class are as set forth in this Article 6.”

SECOND:   Such amendment was adopted by a vote of the shareholders.  The number of shares voted for the amendment was sufficient for approval.

INFRASTRUCTURE DEVELOPMENTS CORP.

/s/ Eric Mondandon

                                                                         Name: Eric Montandon

                                                                         Title: CEO and director

ACQUISITION AGREEMENT

APRIL 1, 2014

PARTIES:

INFRASTRUCTURE DEVELOPMENTS CORP., INC. (“IDVC”) WITH OFFICE AT 299 S. MAIN STREET, 13TH FLOOR, SALT LAKE CITY, UTAH.

And

SAGAR JOSEPH CHORAN, (“SJC”) MANAGER OF ORBIS REAL ESTATE (“ORBIS”) A DUBAI SOLE ESTABLISHMENT WITH OFFICE AT AL SHAFAR TOWER 1, No 803, TECOM, PO BOX 213814, DUBAI, U.A.E.

Whereas:

SJC is the Manager and Business Owner of Orbis by virtue of a management contract with local U.A.E. sponsor Mr. AHMED ABDULAZIZ OBAID SHAMSAN AL SUWAIDI, giving SJC the power and authority to operate and assign/transfer the business of Orbis.

IDVC wishes to acquire all rights of ownership of Orbis from SJC in return for common stock of IDVC, and a commitment for working capital to Orbis.  SJC agrees to transfer all his rights under certain terms.

Therefore:

Now, therefore, in consideration of the premises, the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Consideration:

IDVC acquire beneficial ownership rights and have full director powers of Orbis, in return for issuance of 160,000,000 (one-hundred-sixty-million) common shares of IDVC stock (par value $0.001 per share) from its treasury, in the name of Sagar Joseph Choran.

IDVC will also commit to working capital injection into Orbis, if required, of $10,000 per month from April 1, 2014 to July 31, 2014.

Employment Terms:

During the period of time from April 1, 2104 to March 31, 2016, SJC will be retained as manager and will receive salary and other compensation as per his employment agreement signed by both parties in a separate document.

Closing date:

June 15, 2014or at such date when the authorized share capital of IDVC is increased to a sufficient amount whereby the 160,000,000 shares can be issued from treasury, whichever date comes first.

Conditions of closing:

Orbis must generate audited revenue from commissions and brokerage amounting to a minimum of $20,000 per month in April to June 15, 2014.

As at closing, Orbis must have no employment contract with any staff member that lasts longer than 12 months from June 1, 2014, or that obligate Orbis to pay more than the minimum gratuity due to a staff member under Dubai law.

Orbis must prove that it is in compliance and current with the Wages Protection System implemented by the government of Dubai.

Orbis must submit its financial statements, in compliance with U.S. GAAP standards, to a U.S. PCOAB certified auditor from inception through March 31, 2104 prior to closing.

IDVC must make available its audited financial statements to Orbis for the full year periods for 2012 and 2013, and the three months to March 31, 2014.

Representations:

Both parties represent that they have the legal authority to enter into this agreement and all regulatory requirements and government approvals, if applicable, will be met at closing date. The representations and warranties of shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing, shall be in all material respects true and accurate at and as of the Closing.

Orbis and IDVC have performed and complied in all material respects with each and every covenant, agreement and condition required by the Agreement to be performed or complied with by it prior to or as of the Closing.

No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; and no suit, action, other than the exercise of dissenters' rights, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Orbis which challenges the validity or legality, or seeks to restrain the consummation, of the transaction contemplated.

There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Orbis is a party or to its knowledge by which it is bound which may involve (i) the license of any proprietary right to or from Orbis, (ii) provisions restricting or affecting the business of Orbis, or (iii) indemnification by Orbis with respect to the infringement of proprietary rights.

Orbis has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any its capital shares, (ii) incurred any indebtedness for money borrowed or any other liabilities except than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business as disclosed in the Financials, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

Orbis holds all of the rights, permits, licenses, and approvals to provide services pursuant to its business. Orbis is not dependent on one or a few customers in the operation of its business.

Jurisdiction:

Any dispute will be settled in the State Courts of Utah, U.S.A.

Agreed:

/s/ Eric Montandon                                          /s/ Sagar Joseph Choran

Eric Montandon                                                           Sagar Joseph

CEO – IDVC                                                   Manager – Orbis Real Estate

ORBIS LEASE

Pinaki & Associates LLC

Certified Public Accountants

625 Barksdale Rd., Ste# 113

Newark, DE  19711

   Phone: 408-896-4405 | pmohapatra@pinakiassociates.com

To The Board of Directors

Orbis Real Estate

Dubai

UAE

We have audited the accompanying consolidated balance sheets of Orbis Real Estate as of December 31, 2013, related consolidated statements of income, stockholders’ equity and cash flows for the period from August 18, 2013 to December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered loss from operations that raises a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orbis Real Estate as of December 31, 2013 and the related consolidated statements of income, stockholders’ equity and cash flows for the period from August 18, 2013 till  December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

s/d

Pinaki & Associates LLC.

Newark, DE

October 8, 2014

ORBIS REAL ESTATE

Notes to Financial Statements

December 31, 2013

NOTE 1 - ORGANIZATION AND HISTORY

Orbis Real Estate (the “Company”) was newly formed on August 18, 2013 as a sole establishment & registered in Real Estate Regulatory Agency dated January 9, 2013 under the number 12387 based on Law no. 85/2006.

The Company’s business activity is a real estate buying & selling brokerage and leasing property through brokerage agents.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

As at December 31, 2013 the fair value of cash and accounts and advances payable, including amounts due to and from related parties, approximate carrying values because of the short-term maturity of these instruments.

Concentration of Risk

The Company does not rely on any one or a few major customers for sales revenue.

ORBIS REAL ESTATE

Notes to Financial Statements

December 31, 2013

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue from buy/sale and leasing services consist of revenues earned in the Company’s capacity as real estate buying & selling and leasing property agent. All revenue is recognized when the buy/sale is complete or services duly rendered as per the agreements and the Company has determined that proceeds are collectible.

Cash and Cash Equivalents

For the purpose of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalent to the extent the funds are not being held for investment purpose.

Property & Equipment

Property and Equipment are recorded at cost, less accumulated depreciation. Depreciation and amortization on property and equipment are determined using the straight line method over the estimated useful life of the assets. Expenditure for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains or losses on the sale of property & equipment are reflected in operations.

	March 31,	December 31,
	2014	2013
Furniture and fixtures	$19,934	$21,479
Less: accumulated depreciation	$1,789	$1,545
Property and equipment (net)	$18,145	$19,934

Impairment of Long Lived Assets

We evaluate whether events and circumstances have occurred which indicate the remaining estimated useful life of long lived assets, including other intangible assets, may warrant revision or the remaining balance of an asset may not be recoverable. The measurement of possible impairment is based on a comparison of the fair value of the related assets to the carrying value using discount rates that reflect the inherent risk of the underlying business. Impairment losses, if any, would be recorded to the extent the carrying value of the assets exceeds the implied fair value resulting from this calculation.  As of March 31, 2014 and December 31, 2013, the Company has no long lived assets and this has not recognized any impairment associated with long lived assets.

Long-Term Notes Payable

The Company has long-term borrowings from un-related entities. These advances are non-interest bearing, unsecured and due upon demand.  The lender is Emerging Market Property Advisers, Ltd. of London, United Kingdom

ORBIS REAL ESTATE

Notes to Financial Statements

December 31, 2013

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Litigation

The Company may become subject to investigations, claims or lawsuits ensuring out of the conduct of its business. The Company is currently not aware of any such items which it believes could have a material effect on its financial position.  If any claim was to be made in the future, and the Company determined that a loss was probable and the amount of loss could be reasonably estimated, we would include a quantitative and qualitative loss contingency accrual required under the guidelines of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 450 (formerly FAS 5).

NOTE 4 – OTHER CURRENT ASSET

            As of December 31, 2013 company had $18,503 as other current asset the detail is as per below:

                        Prepaid Office rent      $13,034

                        Refundable deposits    $  5,414

                        Employee advances     $       55

Orbis Real Estate
Balance Sheets

	March 31,	December 31,
	2014 (unaudited)	2013
ASSETS
Current assets:
Cash	$134	3,357
Accounts Receivable	-	-
Prepaid Expenses	-	-
Other current assets	22,568	18,503

Total current assets	22,702	21,860
Property and Equipment (net)	18,145	19,934

Total Assets	$40,847	41,794

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payables	16,380	-
Accrued expenses	-	2,769

Total current liabilities	16,380	2,769

Long term debt	123,153	113,603

Total liabilities	$139,532	116,372

Stockholders' equity:
Share Capital	-	-
Retained earnings	(98,685)	(74,578)

Total stockholders' equity:	(98,685)	(74,578)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,847	41,794

The accompanying notes are integral part of these financials statements.

Orbis Real Estate Statements of Operations

	For the period ended March 31, 2014 (unaudited)	For the period ended December 31, 2013

Commission revenues:
	$33,913	34,256
Total net revenues	33,913	34,256

Direct costs – Commission Split	18,427	20,769

Gross Income	15,486	13,487
Operating expenses:
General, selling and administrative expenses	22,802	67,729
Salaries and wages	15,001	18,791
Depreciation	1,790	1,545

Total operating expenses	39,593	88,065

Income (loss) from operations	(24,107)	(74,578)

Other income (expense)
Interest expense	-	-
Other income (expense)	-	-

Total other income (expense)	-	-

Income (loss) before income tax	(24,107)	(74,578)

Provision for income taxes	-	-

Net income (loss)	$(24,107)	(74,578)

The accompanying notes are integral part of these financials statements.

Orbis Real Estate Statement of Cash flows

	For the period ended March 31, 2014 (unaudited)	For the period ended December 31, 2013

CASHFLOWS FROM OPERATING ACTIVITIES

Net income (loss)	(24,107)	(74,578)

Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation expense	1,789	1,545

Changes in operating assets and liabilities
(Increase) decrease in receivables		-
(Increase) decrease in other current assets	(4,065)	(18,503)
Increase (decrease) in accounts payable and
accrued expenses	13,611	2,769

Net Cash Used in Operating Activities	(12,772)	(88,767)

CASHFLOWS FROM INVESTING ACTIVITIES
Acquisition of Fixed assets	-	(21,479)
Debt Settlement by issuance of equity investment		-

Net Cash Provided by (Used in)
Investing Activities	-	(21,479)

CASHFLOWS FROM FINIANCING ACTIVITIES

Common and preferred stock issued for cash/debt		-
Increase(decrease) in note payable	9,550	113,603

Net Cash Provided by Financing Activities	9,550	113,603

NETINCREASE (DECREASE) IN CASH	(3,223)	3,357

CASHAT BEGINNING OF PERIOD	3,357	-

CASHAT END OF PERIOD	134	3,357

The accompanying notes are an integral part of these financial statements.

Orbis Real Estate
Statements of Stockholders' Equity

For the Period August 18, 2013 to March 31, 2014

	Common Stock		Additional
	No. of		Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total

Net Loss During the period	-	-	-	(74,578)	(74,578)

Balance December 31, 2013	-	-	-	(74,578)	(74,578)

Net Loss During the period	-	-	-	(24,107)	(24,107)

Balance March 31, 2014	-	-	-	(98,685)	(98,685)

INFRASTRUCTURE DEVELOPMENTS CORP.

Pro Forma Financial Statements

March 31, 2014

NOTE 1 - ORGANIZATION AND HISTORY

Infrastructure Developments Corp. (the “Company”), formerly 1st Home Buy and Sell Ltd., was incorporated under the laws of the state of Nevada on August 10, 2006.  The Company changed its name to “Infrastructure Developments Corp.” on March 1, 2010.

The Company conducts its business through its wholly-owned subsidiaries focusing on project management in the Middle East, East Asia, and Oceania. The Company aims to fill an underserved niche in the global project spectrum. It targets specialized projects and subcontracts that are too small to attract the attention of the giant multinational firms but which still require world class engineering expertise.  The company also markets mobile shelters to the mining, oil and gas, and industrial industries around the world.

On June 22, 2014, the Company and Orbis Real Estate (“Orbis”), engaged in real estate brokerage business in Dubai executed an acquisition agreement, whereby the Company agreed to acquire full control of Orbis’ business in exchange for 160,000,000 restricted shares of the Company’s common stock.

NOTE 2 – ASSUMPTIONS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business.

The management has assumed all the book value of the assets and liabilities of Orbis are equal to the market value. All the pro forma adjustments are made as per the management’s assumptions.

Infrastructure Developments Corporation Proforma Combined Financial Information Balance Sheet (Unaudited) As at March 31, 2014
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma adjustment 1- Issuance of 160,000,000 restricted shares to take control of Orbis	Proforma adjustment 2- Elimination of inter company equity & investment	Proforma Combined
Assets
Current assets:
Cash	4,220	134	-	-	4,355
Other current assets	-	22,568	-	-	22,568
					-
Total current assets	4,220	22,702	-	-	26,922

Investment	-	-	160,000	(160,000)	-
Property and equipment, net	-	18,145	-	-	18,145
					-
	4,220	40,847	160,000	(160,000)	45,067

Liabilities and Stockholders' Equity

Current liabilities:
Notes Payable	22,610	-	-	-	22,610
Accounts payable	-	-	-	-	-
Accrued expenses	99,584	16,380	-	-	115,964

Total current liabilities	122,194	16,380	-		138,574
					-
Long-term debt	-	123,153	-	-	123,153

.
Total liabilities	122,194	139,533	-	-	261,727
Continued
Shareholders' Equity
Common stock:
Authorized: 500,000,000 common shares with $0.001
Issued : 493,774,657	493,775	-	160,000	(160,000)	493,775

Preferred stock:
Authorized: 10,000,000 preferred shares with $0.001
Issued : 9,000,000	9,000	-	-	-	9,000

Additional paid-in capital	8,707,141	-	-	-	8,707,141

Retained earnings (deficit)	(9,327,890)	(98,685)		-	(9,426,575)

Equity Funds	(117,974)	(98,685)	160,000	(160,000)	(216,659)

	4,220	40,847	160,000	(160,000)	45,067

Infrastructure Developments Corporation Proforma Combined Financial Information Income Statement (Unaudited) For the three months ended March 31, 2014
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma Combined
Revenues:
Commission Revenue	-	33,913	33,913

Total revenues	-	33,913	33,913

Direct costs – Commission Split	-	18,427	18,427

Gross profit	-	15,486	15,486
Operating expenses:
General, selling and administrative expenses	3,851	22,802	22,802
Salaries and wages	6,000	15,001	21,001
Depreciation	-	1,790	1,790

Total operating expenses	9,851	39,593	49,444

Income (Loss) from operations	(9,851)	(24,107)	(33,958)
Other income (expense):
Interest Income/(Expense)	-	-	-
Other income (expense)	-	-	-

Total other income (expense)	-	-	-

(Loss) Income before Income Taxes	(9,851)	(24,107)	(33,958)

Provision for income taxes	-	-	-

NETINCOME/(LOSS)	(9,851)	(24,107)	(33,958)

INFRASTRUCTURE DEVELOPMENTS CORP.

Pro Forma Financial Statements

December 31, 2013

NOTE 1 - ORGANIZATION AND HISTORY

Infrastructure Developments Corp. (the “Company”), formerly 1st Home Buy and Sell Ltd., was incorporated under the laws of the state of Nevada on August 10, 2006.  The Company changed its name to “Infrastructure Developments Corp.” on March 1, 2010.

The Company conducts its business through its wholly-owned subsidiaries focusing on project management in the Middle East, East Asia, and Oceania. The Company aims to fill an underserved niche in the global project spectrum. It targets specialized projects and subcontracts that are too small to attract the attention of the giant multinational firms but which still require world class engineering expertise.  The company also markets mobile shelters to the mining, oil and gas, and industrial industries around the world.

On June 22, 2014, the Company and Orbis Real Estate (“Orbis”), engaged in real estate brokerage business in Dubai executed an acquisition agreement, whereby the Company agreed to acquire full control of Orbis’ business in exchange for 160,000,000 restricted shares of the Company’s common stock.

NOTE 2 – ASSUMPTIONS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business.

The management has assumed all the book value of the assets and liabilities of Orbis are equal to the market value. All the pro forma adjustments are made as per the management’s assumptions.

Infrastructure Developments Corporation Proforma Combined Financial Information Balance Sheet (Unaudited) As at December 31, 2013
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma adjustment 1- Issuance of 160,000,000 restricted shares to take control of Orbis	Proforma adjustment 2- Elimination of inter company equity & investment	Proforma Combined
Assets
Current assets:
Cash	2,946	3,357	-	-	6,303
Other current assets	-	18,503	-	-	18,503
					-
Total current assets	2,946	21,860	-	-	24,806

Investment	-	-	160,000	(160,000)	-
Property and equipment, net	-	19,934	-	-	19,934
					-
	2,946	41,794	160,000	(160,000)	44,740

Liabilities and Stockholders' Equity

Current liabilities:
Notes Payable	22,185	-	-	-	22,185
Accounts payable	-	-	-	-	-
Accrued expenses	92,884	2,769	-	-	95,653

Total current liabilities	115,069	2,769	-		117,838
					-
Long-term debt	-	113,603	-	-	113,603
.
Total liabilities	115,069	116,372	-	-	231,441
Continued
					-
Shareholders' Equity					-
Common stock:					-
Authorized: 500,000,000 common shares $0.001	491,775	-	160,000	(160,000)	491,775
Issued: 491,774,657					-
					-
Preferred stock:					-
Authorized: 10,000,000 Preferred shares $0.001	9,000	-	-	-	9,000
Issued : 9,000,000					-
					-
Additional paid-in capital	8,705,141	-	-	-	8,705,141
					-
Retained earnings (deficit)	(9,318,039)	(74,578)		-	(9,392,617)
					-
Equity Funds	(112,123)	(74,578)	160,000	(160,000)	(186,701)
					-
	2,946	41,794	160,000	(160,000)	44,740

Infrastructure Developments Corporation Proforma Combined Financial Information Income Statement (Unaudited) For the year ended at December 31, 2013
	Infrastructure Developments Corporation	Orbis Real Estate	Proforma Combined
Revenues:
Commission Revenue	-	34,256	34,256

Total revenues	-	34,256	34,256

Direct costs – Commission Split	-	20,769	20,769

Gross profit	-	13,487	13,487
Operating expenses:
General, selling and administrative expenses	49,476	67,729	117,205
Salaries and wages	24,000	18,791	42,791
Depreciation	0	1,545	1,545

Total operating expenses	73,476	88,065	161,541

Income (Loss) from operations	(73,476)	(74,578)	(148,054)
Other income (expense):
Interest Income/(Expense)	-	-	-
Other income (expense)	(4,322)	-	(4,322)

Total other income (expense)	(4,322)	-	(4,322.00)

(Loss) Income before Income Taxes	(77,798)	(74,578)	(152,376)

Provision for income taxes	-	-	-

NETINCOME/(LOSS)	(77,798)	(74,578)	(152,376)